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                                                                     EXHIBIT 9.3

                       EMPRESS RIVER CASINO CORPORATION
                                FERRO BROTHERS
                            VOTING TRUST AGREEMENT

     THIS AGREEMENT, dated this day, May 3, 1993, is made by and among Peter A. Ferro, Jr., John T. Ferro, and James J. Ferro (the "Shareholders"), and Peter A. Ferro, Jr., as Trustee, and his successors in Trust under this Agreement (the "Trustee"). Peter A. Ferro, Jr., John T. Ferro and James A. Ferro sometimes are referred to by their given names. The term "Shareholder" includes any person who receives any Shares or other equity securities in the Corporation directly or remotely from a Shareholder who is an original signatory.

                                   RECITAL:

     Each Shareholder is the owner and holder of Thirty-three and one-third (33-1/3) common shares in Empress River Casino Corporation, an Illinois corporation (the "Corporation", which term also shall apply to any corporation that shall issue "Shares," as defined in paragraph 1 of this Agreement). John and James acquired their Shares from Peter concurrently with the execution of this Agreement. The Shareholders individually and collectively consider in their best interests and that of the Corporation to grant the Trustee the voting power held by them, respectively, as Shareholders, so that they may be represented as a group by the Trustee in all matters relating to the Corporation. To that end, they have agreed to deposit their shares with the Trustee upon the terms and conditions stated in this Agreement, creating a voting trust to be known as the Ferro Brothers Voting Trust. Peter is a party to this Agreement both as a Shareholder and as the Trustee and intends to be bound in both capacities.

                                  AGREEMENTS

     1. Transfer of Shares to Trustee; Issuance of Certificate. Each Shareholder deposits with the Trustee for the term of this Agreement the certificates representing the shares described in the Recital, and in the future will deposit for such term all certificates representing any other equity securities in the Corporation hereafter owned by such Shareholder (collectively, the "Shares", which term also shall apply to the shares owned by such Shareholder in any corporation that immediately or remotely succeeds to all or substantially all the business and properties of the Corporation by purchase, merger, consolidation or otherwise). The Trustee delivers or will deliver to the Shareholder in exchange therefor a certificate or certificates issued in the form attached hereto as Exhibit 1. The Shares shall be registered on the books of the Corporation in the name of the Trustee. However, the Trustee at all times shall keep the Corporation advised as to the ownership of the certificates so
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that the Corporation may file accurate reports with all governmental agencies.
The Trustee shall surrender to the Corporation for cancellation all certificates for Shares delivered to or deposited with the Trustee pursuant to this Agreement, and shall request the Corporation to issue new certificates therefor in the name of the Trustee. The parties recognize that certificates for Shares transferred to John and James by Peter concurrently with the execution of this agreement may be registered directly in the name of the Trustee so that re-registration and reissuance may be unnecessary. The Trustee is authorized and empowered to cause to be made any further transfer of Shares that the Trustee may deem advisable for any reason in accordance with the provisions of this Agreement.

     2. Rights of Trustee. The Trustee shall possess and be entitled to exercise any and all rights as a shareholder of the Corporation, it being understood, however, that the holder of the trust certificates shall be entitled to receive payments equal to the cash dividends, if any, received by the Trustee upon the Shares standing in his name, such payments to be made when and as received by the Trustee. The Trustee shall in no event be under any duty to make any cash payments to Shareholders, except out of cash received in respect of the Shares. If any dividend or other property in respect of the Shares deposited with the Trustee is paid other than in shares, Trustee shall distribute the same. The Trustee, in his discretion, from time to time may authorize the Corporation to make payment or delivery of dividends and distributions directly to the Shareholders instead of receiving and distributing these dividends and distributions himself. Any transferee of Shares deposited under this agreement shall without further act become a party to this agreement. In addition, any other present or future shareholder of the Corporation may become a party of this agreement by depositing his or her shares with the trustee and subscribing in writing delivered to the trustee all the terms and conditions of this agreement. In any such event, the trustee shall notify the Shareholders of the event.

     3. Stock Dividends. In case the Trustee shall receive any shares or other securities of the Corporation convertible or exercisable into or for shares (which shall thereupon be deemed "Shares" under this Agreement), issued by way of stock dividend or otherwise, in respect of Shares held by him under this Agreement, he shall hold such Shares subject to the terms of this Agreement and shall issue Trust Certificates representing such Shares to those entitled thereto.

     4. Power to Vote. The rights and powers granted to the Trustee shall include all rights and powers to vote, consent or otherwise act in his sole discretion in respect to all Shares deposited hereunder and in respect of any Shares that may be received by him in exchange therefor or in addition thereto and

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to take part in or consent to any corporate or shareholder action of any kind whatsoever, including, but not limited to: the increase or diminution of the number of shares of said Corporation; election of directors; the acquisition of any property by the Corporation, or the sale or other disposal of any property by it, including property constituting all or substantially all of its business and properties; the merger or consolidation of the Corporation or with any other Corporation upon such terms as he deems advisable, and in connection with any such merger or consolidation, to accept for deposit hereunder any shares in the resulting Corporation issued in lieu of or in exchange for the shares of said Corporation held hereunder; the liquidation of the business and assets, with or without the dissolution, of the Corporation; and the pledge, mortgage or sale of any or all stock or assets of the Corporation. The enumeration in this Agreement of the particular powers shall not be construed to limit or exclude any powers which the Trustee otherwise would have hereunder or be entitled to exercise as the absolute owner of the deposited Shares. The Trustee as holder of the Shares assumes no liability as a shareholder. In voting the shares held by him, the Trustee shall exercise his best judgment from time to time, to the end that the affairs of the Corporation shall be properly managed and the interests of the shareholders safeguarded, and in voting and acting on such matters, whether at shareholders' meetings or otherwise, likewise will exercise his best judgment, but he assumes no responsibility in respect of such management, or in respect of any action taken by him hereunder or by directors of the Corporation elected by him, or taken in pursuance of his consent thereto, and no individual Trustee shall incur any responsibility or liability by reason of any error of law or of any matter or thing done or suffered or omitted to be done under this Agreement, except for his own gross negligence or willful misconduct.

     5. Shareholder as Conclusive Owner. The Trustee, for all purposes, including payment of sums equal to cash dividends, may treat the person in whose name any trust certificate stands upon his books as the owner thereof, and shall not be affected by any notice to the contrary. Trust certificates may be transferred only in the manner therein stated and in accordance with the terms of the certificate and this Agreement.

     6. Trustee as Nominee. The Trustee shall have full power from time to time and at any time to cause all Shares held hereunder to be transferred into his own name or into the names of his nominees.

     7. Discretionary Notification. The Trustee, in his sole discretion, may notify certificate holders in regard to any proposed exercise by the Trustee of any of the rights, powers or

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privileges vested in him. The Trustee shall not be bound to follow or act upon any request of the certificate holders or to submit any matters to the certificate holders.

     8. Successor Trustee. The Trustee at any time may resign by mailing to the registered holders of trust certificates a written resignation, to take effect ten days thereafter or upon prior acceptance thereof. If at any time Peter is not the beneficial owner of a number of Shares in the Corporation that is at least twenty-five percent (25%) of the number of Shares held by Shareholders other than himself under this Agreement, he shall be considered to have resigned as Trustee. For purposes of the next preceding sentence, Peter shall be considered the owner of any Shares owned by his wife, children or more remote descendants or trusts for their benefit. Upon the death, resignation or incapacity, of the original or any successor Trustee, he shall be succeeded as Trustee by such individual or corporation as he shall have designated in a written instrument delivered to the Shareholders not later than the date the vacancy shall have occurred, and in the absence of such designation, as the owners and holders of trust certificates representing sixty-six and two-thirds percent (66-2/3%) of the voting power of the Shares deposited under this Agreement shall designate by written instrument delivered to the predecessor so designated and to the certificate holders, if any, not joining in the designation. In the event of a vacancy in the office of Trustee, lasting more than sixty (60) days, any court of competent jurisdiction, on the petition of any Shareholder, may appoint a successor Trustee. The rights, powers and privileges of the Trustee named hereunder shall be possessed by the successor Trustees, with the same effect as though such successors originally had been parties to this Agreement. The word "Trustee" as used in this Agreement means the Trustee or any successor Trustees acting hereunder and shall include both the single and plural number. Notwithstanding any contrary provision of this paragraph, the naming of any successor shall be subject to the approval, if required, of the Illinois Gaming Board.

     9. Term. The trust created by this Agreement shall terminate on the tenth anniversary of the date of this Agreement, or on such later date to which the parties lawfully may extend the date of termination, or, if earlier, at any time that (i) the Corporation, or any successor, shall have been dissolved, or (ii) all Shares shall have been sold or exchanged for, or converted into, property other than Shares, or (iii) in the event of the death, resignation as Trustee, or incapacity, of Peter A. Ferro, Jr., the owners and holders of trust certificates representing sixty-six and two-thirds percent (66-2/3%) of the Shares deposited under this Agreement shall so decide by written agreement.

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     10.  Action at Termination.  The Trustee is at termination authorized to endorse the Share certificates in exchange for trust certificates representing the same number of shares as are represented by the share certificates. Upon termination the trust certificates shall cease to have any force and effect, and the holders of same shall have no further rights under this Agreement other than to receive certificates for Shares or other property distributable under the terms hereof upon the surrender of such trust certificates. The Trustee shall provide notice to the Corporation to deliver such Share certificates in exchange for trust certificates representing a like number of Shares. Upon delivery of the notice to the Corporation all further liability of the Trustee for the delivery of such Share certificates shall cease, and the Trustee shall not be required to take any further action hereunder.

     11. Compensation. An individual Trustee who is related to Peter, John or James shall not receive compensation for services as Trustee, but shall be reimbursed by the Shareholders for any and all expenses and charges necessarily incurred in the performance or discharge of any of the duties of the Trustee under this Agreement, including reasonable attorney's fees. Any other Trustee shall be entitled to receive reasonable compensation. The Trustee may act as, and receive compensation as, a director, officer or agent of the corporation or any member of any committee of board of directors of the corporation of any controlled or subsidiary or affiliated company or be otherwise associated with it.

     12. Shareholders Agreement. The Shareholders confirm that the Shareholders Agreement dated September 30, 1991 between the Corporation and its then shareholders is binding on them, so that it controls their ownership and disposition of the beneficial interest in the Shares.

     13. Notices. All notices to be given to the trust certificate holders may be given by ordinary mail, or may be delivered personally, to the registered holders at the address appearing on the books kept by the Trustee. The date of mailing shall be the date such notice is deemed given for all purposes.

     14. Miscellaneous. This Agreement shall inure to the benefit of and shall be binding upon, the parties hereto, their respective executors, administrators, successors and assigns. A counterpart of this Agreement and of any amendment hereto, shall be deposited with the Corporation at its registered office where it may be examined by any Shareholder of the Corporation, in person or by agent or attorney, at any reasonable time for any proper purpose.

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     IN WITNESS WHEREOF, the parties have executed this Voting Trust Agreement on the day and year first above written.

THE TRUSTEE:                           THE SHAREHOLDERS:

_____________________________________  ______________________________________
Peter A. Ferro, Jr., as Trustee        Peter A. Ferro, Jr.
of the Ferro Brothers Voting Trust
                                       ______________________________________
                                       John T. Ferro

                                       ___________________________________
                                       James J. Ferro

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                                   EXHIBIT 1
                                      to
                            Voting Trust Agreement

                          FERRO BROTHERS VOTING TRUST
                    VOTING TRUST CERTIFICATE No. _________

THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS AND PROVISIONS CONTAINED IN A VOTING TRUST AGREEMENT DATED _______________, AND A SHAREHOLDERS AGREEMENT DATED SEPTEMBER ___, 1991, COPIES OF BOTH OF WHICH AGREEMENTS ARE ON FILE IN THE OFFICE OF THE CORPORATION.

     This is to certify that _____________________ (the "Shareholder") has deposited thirty three and one-third (33-1/3) common shares in Empress River Casino Corporation (the "Corporation") with the undersigned Trustee under and subject to the terms and conditions of an Agreement between the Shareholder and the undersigned, therein referred to as Trustee (the "Agreement"), dated ____________________, 1993, and terminating on _____________________, 2003, unless sooner terminated as provided in the Agreement, a counterpart of which Agreement is on deposit with the Corporation.

     This certificate is subject to all the terms and conditions of the Agreement, and the holder hereof, whether a depositor under the said Agreement or a successor in interest to any such depositor, by the acceptance hereof becomes a party to the Agreement and is entitled to the benefits thereof with the same effect as though he had duly executed and delivered the same.

     The aforementioned Agreement is incorporated herein and made a part of this Certificate for all purposes and governs the rights of the owner hereof.

     IN WITNESS WHEREOF, the undersigned Trustee has executed this Certificate
___________.


                                  _____________________________________
                                  Peter A. Ferro, Jr., Trustee